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                                                                    Exhibit 99.6

                                      PROXY

                           ASI SOLUTIONS INCORPORATED
                                780 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

            SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

      The undersigned hereby constitutes and appoints Bernard F. Reynolds and Michael J. Mele, and each of them, as proxies (the "Proxies") of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of ASI Solutions Incorporated, held of record by the undersigned as of the close of business on Monday, April 2, 2001, at the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of ASI at 780 Third Avenue, New York, New York, on Wednesday, May 9, 2001 at 9:00 a.m. local time and at any adjournments or postponements thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


        PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE.
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[X]   PLEASE MARK VOTE
      AS IN THIS EXAMPLE

                                                           FOR  AGAINST  ABSTAIN

1.    To approve the merger of Merger Subsidiary, Inc.,    |_|    |_|      |_|
      a wholly-owned subsidiary of Aon Corporation, with and into ASI Solutions Incorporated and approve and adopt the Agreement and Plan of Merger, dated as of February 23, 2001, by and among ASI Solutions Incorporated, Aon Corporation and Merger Subsidiary, Inc.

2. To consider and act upon any other matters that may properly be brought before the Special
      Meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.


PLEASE BE SURE TO SIGN AND DATE THIS PROXY.


Date:
     ------------------------


Stockholder(s) signature(s):
                             ---------------------


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PLEASE SIGN NAME EXACTLY AS SHOWN HEREON. WHERE THERE IS MORE THAN ONE HOLDER,
EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE EXECUTED IN THE FULL CORPORATE OR PARTNERSHIP NAME AND SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.


                PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.